Contacts:
Justin Renz	.
Senior Vice President, CFO
CombinatoRx, Incorporated
617-301-7575
JRenz@combinatorx.com

Gina Nugent
857-753-6562
gnugent@combinatorx.com

COMBINATORX REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2010

CAMBRIDGE, Mass. – May 6, 2010 - CombinatoRx, Incorporated (NASDAQ: CRXX) today reported financial results for the first quarter ended March 31, 2010.

“In the last month our commercial partner Covidien launched Exalgo™ into the U.S. market, providing many patients with moderate-to-severe pain with access to this new therapy and providing us with the potential for future royalty revenue,” commented Mark H.N. Corrigan, MD, President and CEO of CombinatoRx. “In addition, we published and presented data on our cell-based drug discovery platforms, further validating our capability to identify novel drug candidates.”

First Quarter 2010 and Recent Accomplishments:

·	Covidien launched Exalgo™ (hydromorphone HCl) extended-release tablets, (CII), the only extended- release hydromorphone treatment available in the United States. Exalgo provides opioid-tolerant patients suffering from moderate-to-severe chronic pain, relief for 24 hours per dose. CombinatoRx is eligible to receive tiered royalties on net sales of Exalgo by Covidien.

·	Powerful and unexpected synergistic interactions of A2A Agonist and PDE Inhibitors as potential adjunctive therapy in the treatment of multiple myeloma and other B-cell malignancies were published in BLOOD, The Journal of the American Society of Hematology, and highlighted at the American Association for Cancer Research 2010 annual meeting. These preclinical studies demonstrated that both agonists synergize with standard of care, even after chronic exposure, and highlight the Company’s ability to rapidly screen large numbers of drug combinations in many cell lines to identify novel synergistic pairings, which can provide new insights into disease biology and new drug combinations that can be further evaluated as potential clinical candidates.

·	CombinatoRx continued to leverage the power of its proprietary cHTS combination drug discovery platform by entering into a pilot discovery research collaboration with Amgen in which they have licensed access to our cHTS drug discovery platform for a limited period of nine months with the option of extending the term and scope of the collaboration beyond the third quarter of 2010.

CombinatoRx has received a license fee for this trial period. This collaboration represents a step towards our stated 2010 goal of continuing to seek additional revenue-generating research and technology collaborations for our cHTS combination drug discovery platform.

·	Preclinical progress was also made with the CombinatoRx Ion Channel drug discovery and development program, as our research team in Vancouver presented key data reinforcing our leadership position in the identification of novel ion channel blockers aimed at selected pain targets.

At the Spring Pain Research Conference on April 21st in a presentation entitled “A Novel Small Organic Compound Attenuates Neuropathic Pain by Stabilizing the Slow Inactivated State of Sodium and Calcium Channels,” Michael Hildebrand, Ph.D., described the successful reversal of neuropathic

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com pain in preclinical models with a proprietary, novel ion channel blocker candidate.

First Quarter 2010 Financial Results (Unaudited):

As of March 31, 2010, CombinatoRx had cash, cash equivalents, restricted cash and short-term investments of $55.3 million compared to $25.9 million on December 31, 2009.

Total revenue was $41.3 million in the first quarter of 2010 compared to $2.6 million reported in the first quarter of 2009. Revenue increased from the first quarter of 2009 to the first quarter of 2010 due to a $40.0 million milestone payment from Covidien related to the FDA approval of Exalgo on March 1, 2010.

Net loss from continuing operations for the quarter ended March 31, 2010 was $3.1 million, or ($0.05) per share, as compared to $8.5 million, or ($0.24) per share, in the first quarter of 2009. The first quarter of 2010 included a one-time, non-cash charge of $29.3 million related to the settlement of the contingent consideration issued in the Neuromed merger. Stock-based compensation expense was approximately $1.6 million in the first quarter of 2010 as compared to $1.3 million in the first quarter of 2009.

Research and development expenses totaled $7.4 million in the first quarter of 2010 compared to $7.1 million in the first quarter of 2009.

General and administrative expenses were $3.9 million in the first quarter of 2010 compared to $3.6 million in the first quarter of 2009.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) develops novel drug candidates with a focus on the treatment of pain and inflammation. The company applies its combination drug discovery capabilities and its selective ion-channel modulation platform to generate innovative therapeutics. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, the product Exalgo™ and its ability to generate future royalty revenue for CombinatoRx, the CombinatoRx selective ion channel modulation platform, its combination drug discovery technology, its B-cell malignancy program and its potential, and CombinatoRx’s financial condition, results of operations, cash position and business plans. These forward-looking statements about future expectations, plans, objectives and prospects of CombinatoRx may be identified by words like "believe," "expect," "may," "will," "should," "seek," or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the sale and marketing of Exalgo by Covidien, risks related to the development and regulatory approval of CombinatoRx’s product candidates, the unproven nature of the CombinatoRx drug discovery technologies, the ability of Covidien to perform its obligations under its agreement with CombinatoRx relating to Exalgo, the ability of the Company or its collaboration partners to initiate and successfully complete clinical trials of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of CombinatoRx's annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

(c) 2010 CombinatoRx, Incorporated. All rights reserved. -End-

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31

		2009
	2010	as Adjusted

Revenue:
Collaborations	$41,065	$2,329
Government contracts and grants	265	304

Total revenue	41,330	2,633

Operating expenses:
Research and development	7,381	7,137
General and administrative	3,862	3,647
Amortization of intangible asset	4,684	—
Restructuring	—	441

Total operating expenses	15,927	11,225

Income (loss) from operations	25,403	(8,592)
Interest income	7	128
Interest expense	—	(16)
Loss on revaluation of contingent consideration	(29,286)	—
Other (expense) income	(142)	4

Net loss before provision for income taxes	(4,018)	(8,476)
Income tax benefit	910	—

Net loss from continuing operations	(3,108)	(8,476)

Discontinued operations:
Loss from operations of discontinued subsidiary	—	(1,007)

Loss on discontinued operations	—	(1,007)

Net loss	$(3,108)	$(9,483)

Net loss per share—basic and diluted:
From continuing operations	$(0.05)	$(0.24)
From discontinued operations	—	(0.03)

Net loss per share—basic and diluted	$(0.05)	$(0.27)

Weighted average number of common shares used in net loss per share
calculation – basic and diluted	63,310,675	35,013,381

Note: The Statements of Operations for the three months ended March 31, 2009 reflect the financial results of CombinatoRx Singapore as a discontinued operation.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Condensed Consolidated Balance Sheets
(in thousands except per share data)
(Unaudited)

	March 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$3,585	$8,779
Restricted cash	750	750
Short-term investments	49,133	14,551
Accounts receivable	1,415	2,927
Prepaid expenses and other current assets	2,341	5,415

Total current assets	57,224	32,422
Property and equipment, net	7,677	8,380
Intangible asset, net	40,738	45,423
Restricted cash and other assets	1,820	1,927

Total assets	$107,459	$88,152

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$994	$4,269
Accrued expenses	2,343	5,495
Accrued restructuring	597	1,274
Deferred revenue	2,500	2,750
Current portion of lease incentive obligation	284	284

Total current liabilities	6,718	14,072

Deferred revenue, net of current portion	2,917	2,667
Deferred rent, net of current portion	767	775
Lease incentive obligation, net of current portion	1,655	1,726
Other long-term liabilities	2,137	3,235
Contingent consideration	—	12,764

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and
outstanding	—	—
Common stock, $0.001 par value; 200,000 shares authorized; 88,862 and 117,828 shares issued and outstanding at March 31, 2010 and December 31, 2009,
respectively	89	118
Additional paid-in capital	315,892	272,405
Accumulated other comprehensive loss	—	(2)
Accumulated deficit	(222,716)	(219,608)

Stockholders’ equity	93,265	52,913

Total liabilities and stockholders’ equity	$107,459	$88,152

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com